EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Contacts:

Chuck Dohrenwend Pat Hedley

The Abernathy MacGregor Group, for NYMEX General Atlantic

(212) 371-5999 (203) 629-8658

NYMEX FILES DEFINITIVE PROXY STATEMENT WITH SEC RELATED TO PROPOSED GENERAL ATLANTIC TRANSACTION

NEW YORK, February 10, 2006 -- NYMEX Holdings, Inc. (NYMEX) announced that it filed today with the Securities and Exchange Commission (SEC) the definitive proxy statement related to the proposed investment by General Atlantic LLC (GA) in NYMEX. NYMEX will hold a Special Meeting of shareholders on Monday, March 13, 2006. As previously announced by NYMEX, under the revised terms of the transaction, GA will invest $160 million for a 10% equity position in NYMEX, valuing NYMEX's equity at $1.6 billion. GA's equity purchase will not include any trading rights. Additional terms of the transaction, including the potential for an additional $10 million payment by GA to NYMEX, are described in the definitive proxy statement. NYMEX will mail the definitive proxy statement to all of its shareholders of record as of the close of business on Wednesday, February 8, 2006.

"Today's filing is a significant milestone as we continue to move forward with General Atlantic to make NYMEX more valuable for all of our members and shareholders," said Mitchell Steinhause, Chairman of NYMEX. "I encourage my fellow shareholders to review the terms of the definitive agreement carefully and to vote for the General Atlantic transaction on March 13th, as partnering with General Atlantic will help us ensure the continued growth and prosperity of NYMEX over the long-term."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement of Series A Preferred Stock to General Atlantic, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection the merger or with the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

Statement Regarding Information That Will Become Available

Please note this is not intended to be a solicitation for proxy. In connection with the proposed private placement, NYMEX will file with the Securities and Exchange Commission and distribute to its stockholders a proxy statement. NYMEX's stockholders are urged to read the proxy statement in its entirety when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. When these documents are filed, they can be obtained for free at the SEC's website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to stockholders.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX's stockholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement for NYMEX's 2005 annual meeting. Information regarding the interests of NYMEX's directors and executive officers in the proposed private placement will be included in the proxy statement when it becomes available.